                                                                     EXHIBIT 4.5


                            SUBORDINATION AGREEMENT


            This Subordination Agreement (this "AGREEMENT") is made as of August 18, 1998, by and between ING (U.S.) Capital Corporation, a Delaware corporation ("SENIOR CREDITOR"), and each of the undersigned Subordinated Creditors (collectively, "SUBORDINATED CREDITORS"):

                                    RECITALS:

            1. Gulfport Energy Corporation, a Delaware corporation, formerly known as WRT Energy Corporation, a Delaware corporation ("BORROWER"), and Senior Creditor have entered into that certain Credit Agreement dated as of July 10, 1997, as amended pursuant to that certain First Amendment to Credit Agreement of even date herewith between Borrower and Senior Creditor (the "AMENDMENT") (as so amended and as hereafter supplemented, amended or restated, herein called the "CREDIT AGREEMENT"), pursuant to which Senior Creditor has extended credit to Borrower, subject to the terms and conditions expressed therein.

            2. One of the conditions precedent to the effectiveness of the Amendment is the execution and delivery of this Agreement by Subordinated Creditors.

            3. Each Subordinated Creditor has determined that the execution, delivery and performance of this Agreement may reasonably be expected to benefit it, directly or indirectly, and is in its best interests.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Senior Creditor to enter into the Amendment, each Subordinated Creditor hereby agrees, with and for the benefit of Senior Creditor, as follows:

            Section 1.  Definitions.

            (a) Reference to Credit Agreement. Reference is hereby made to the Credit Agreement and to the Amendment for the meaning of certain capitalized terms which are defined therein and which are used but not defined herein.

            (b) Specific Definitions. As used herein, the terms "AGREEMENT," "BORROWER," "CREDIT AGREEMENT," "AMENDMENT," "SENIOR CREDITOR" and "SUBORDINATED CREDITORS," have the meanings indicated above, and the following additional terms have the following meanings:

            "INSOLVENCY PROCEEDING" means, with respect to any Person, any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement or composition of such person or entity (whether or not pursuant to bankruptcy, insolvency or other similar laws) and any other proceeding under laws for the protection of debtors involving such Person or any of its assets.

            "OBLIGATIONS" means, with respect to any creditor, all debts, liabilities and obligations (of any character whatsoever) which are owed to such creditor by any Related Person, whether as principal, surety, endorser, guarantors, accommodation party or otherwise, whether now existing or hereafter incurred or arising, whether principal, interest, fees or expenses, whether direct, indirect, contingent, primary, secondary, joint and several, joint or several, or otherwise, and irrespective of the manner in which (or the Person or Persons in whose favor) such debts, liabilities, or other obligations were at their inception (or may hereafter be) created, or the manner in which such creditor may have acquired rights with respect thereto.

            "PERSON" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

            "RELATED PERSONS" has the meaning given such term in the Credit Agreement. "RELATED PERSON" means any of the Related Persons.

            "SENIOR OBLIGATIONS" means all Obligations owed by any Related Person to Senior Creditor, including (but not limited to) all Obligations arising under the Credit Agreement and the other Loan Documents, whether or not Senior Creditor has assigned any interest therein to a participant or other assignee. As used herein, "SENIOR OBLIGATIONS" shall include (without limitation) any interest of Senior Creditor accruing after the commencement of any Insolvency Proceeding whether or not such interest is an allowed claim enforceable against such Related Person in such Insolvency Proceeding.

            "SHAREHOLDERS" means the Persons listed on Exhibit A.

            "SUBORDINATED OBLIGATIONS" means all the Obligations described on Exhibit B owed by any Related Person to Subordinated Creditors, including (without limitation) all Obligations arising under and including any interest accruing after the commencement of any Insolvency Proceeding whether or not such interest is an allowed claim enforceable against such Related Person in such Insolvency Proceeding.

            "TERMINATION DATE" means the first day following the earliest date after the date hereof on which all Senior Obligations have been paid in cash and satisfied in full and no Senior Creditor has any outstanding commitment (whether or not conditioned on the satisfaction of any condition precedent) to lend money or otherwise extend credit to any Related Person.

            (c) References and Headings. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including references to promissory notes, loan agreements, guaranties and security documents) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any party hereto to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words this "Agreement," "this instrument," "herein," "hereof," "hereby" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 2. Subordination of Obligations. Subject to the terms hereof, each Subordinated Creditor hereby, expressly and in all respects, subordinates and makes junior and inferior:

            (i) all Subordinated Obligations and the payment in full and in cash and enforcement of such Subordinated Obligations, to

            (ii) the Senior Obligations and the payment in full and in cash and enforcement of the Senior Obligations.

      Section 3. Payment Limitations. Prior to the Termination Date, no Subordinated Creditor shall accept, receive or collect (by set-off or other manner) any payment or distribution on account of, or ask for, demand or accelerate, directly or indirectly, any Subordinated Obligation, and no Related Person shall make any such payment; except that so long as (a) no Senior Obligation has been accelerated in accordance with the applicable provisions of the Loan Documents, and (b) no Default or Event of Default will occur as a result of such payment or otherwise exists for any reason, Borrower may:

            (i) pay interest on the Subordinated Obligations;

            (ii) use the cash proceeds of the Rights Offering or the Private Placement to pay the Subordinated Obligations as provided in Section 2.4 of the Amendment.

      Section 4. Subordination of Liens. Any Liens at any time securing the Subordinated Obligations are hereby made, and will at all times prior to the Termination Date be, subject, subordinate, junior and inferior in all respects to all Liens securing the Senior Obligations; provided that this section shall not be construed as a consent by Senior Creditor to any Liens prohibited by the Credit Agreement or any other Loan Document.

      Section 5. Assets Wrongly Received. If any Subordinated Creditor receives any payment or distribution of any kind (whether in cash, securities or other property) in contravention of this Agreement, it shall hold such payment or distribution in trust for Senior Creditor, shall segregate the same from all other cash or assets it holds, and shall immediately deliver the same to Senior Creditor for the benefit of Senior Creditor in the form received by such Subordinated Creditor (together with any necessary endorsement) to be applied to or, at Senior Creditor's option held as collateral for, the payment or prepayment of the Senior Obligations.

      Section 6. Specific Performance. Senior Creditor is hereby authorized to demand specific performance of this Agreement at any time when any Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement. Each Subordinated Creditor hereby irrevocably waives any defense based upon the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance and waives any requirement of the posting of any bond which might otherwise be required before such remedy of specific performance is granted.

            Section 7. No Acceleration, Institution of Collection Proceedings or Interference with Senior Creditor's Collateral. Prior to the Termination Date, no Subordinated Creditor shall accelerate or collect or attempt to collect any part of the Subordinated Obligations -- whether through the commencement or joinder of an action or proceeding (judicial or otherwise) or an Insolvency Proceeding, the enforcement of any rights against any property of any Related Person (including any such enforcement by foreclosure, repossession or sequestration proceedings), or otherwise. This Section 7 shall not limit any Subordinated Creditor's rights to receive payments as permitted under Section 3 above.

            Section 8.  Insolvency Proceedings, Power of Attorney.

            (a) Upon any distribution of all or any of the assets of any Related Person, upon the dissolution, winding up, liquidation or reorganization of such Related Person (whether or not in any Insolvency Proceeding), or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Related Person, then any payment or distribution of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations shall be paid and delivered directly to Senior Creditor to be applied to or, at Senior Creditor's option held as collateral for, the payment or prepayment of the Senior Obligations.

            (b) During the pendency of any Insolvency Proceeding with respect to any Related Person, each Subordinated Creditor shall promptly execute, deliver and file any documents and instruments which Senior Creditor may from time to time request in order to (i) file appropriate proofs of claim in respect of the Subordinated Obligations in such Insolvency Proceeding, (ii) instruct any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any payment or distribution in such Insolvency Proceeding to make all payments which might otherwise be payable or deliverable in respect of the Subordinated Obligations directly to Senior Creditor, and (iii) otherwise effect the purposes of this Agreement.

            (c) Cumulative of the foregoing, each Subordinated Creditor hereby grants to Senior Creditor the express power and authority (which power and authority are coupled with an interest and shall be irrevocable) to do the following until the Termination Date in the name of and on behalf of such Subordinated Creditor:

                (i) to file appropriate claims (whether by proofs of claim or otherwise) in any Insolvency Proceeding and to take such other actions in such Insolvency Proceeding as may be necessary or desirable to prevent the waiver or release of any claims for Subordinated Obligations or to enforce the terms of this Agreement.

                (ii) to prosecute and enforce such claims in such Insolvency Proceeding, to initiate and participate in other proceedings to enforce such Subordinated Obligations, and to collect and receive any and all such cash or other assets which may be paid on account of Subordinated Obligations in such Insolvency Proceeding or in any other proceeding.

                  (iii) to exercise any vote with respect to Subordinated
            Obligations which such Subordinated Creditor may have in any Insolvency Proceeding.

Senior Creditor shall, however, have no duty to any Subordinated Creditor to exercise any of the foregoing power and authority, and Senior Creditor may do so or decline to do so in its sole and absolute discretion.

            Section 9. Assignment and Marking of Subordinated Obligations. Prior to the Termination Date, no Subordinated Creditor shall without the prior consent of Senior Creditor:

            (a) transfer, assign, pledge, or (except for payments allowed under Section 3 hereof) otherwise dispose of any right, claim or interest in or encumber all or any part of the Subordinated Obligations to any Person other than Senior Creditor.

            (b) subordinate any of the Subordinated Obligations to any Obligations other than the Senior Obligations.

            (c) permit any amendment or modification to the terms of the Subordinated Obligations or any agreement or document executed in connection therewith.

Each Subordinated Creditor shall cause each instrument to which it is a party that evidences all or any part of the Subordinated Obligations to bear upon its face a conspicuous statement or legend to the effect that such instrument and the indebtedness evidenced thereby are subordinate to the payment of all Senior Obligations pursuant to this Agreement, and each Subordinated Creditor shall, in the case of any Subordinated Obligations to which it is a party that is not evidenced by any instrument, upon Senior Creditor's request, cause such Subordinated Obligations to be evidenced by an appropriate instrument or instruments endorsed with such statement or legend.

            Section 10. Obligations Hereunder Not Affected. No action or inaction of Senior Creditor or any other Person, and no change of law or circumstances, shall release or diminish the obligations, liabilities, agreements or duties hereunder of any Subordinated Creditor, affect this Agreement in any way, or afford any Person any recourse against Senior Creditor. Without limiting the generality of the foregoing, none of the obligations, liabilities, agreements and duties of the Subordinated Creditors under this Agreement shall be released, diminished, impaired, reduced or affected by the occurrence of any of the following at any time or from time to time, even if occurring without notice to or without the consent of any or all Subordinated Creditors (any right of any of the Subordinated Creditors to be so notified or to require such consent being hereby waived):

            (a) the release (by operation of law or otherwise) of any Related Person from its duty to pay any of the Senior Obligations.

            (b) any invalidity, deficiency, illegality or unenforceability of any of the Senior Obligations or the documents and instruments evidencing, governing or securing the Senior Obligations, in whole or in part, any bar by any statute of limitations or other law to recovery on any of the Senior Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impracticability or other defense or excuse with respect to the Senior Obligations whatsoever.

            (c) the taking or accepting by Senior Creditor of any additional security for or subordination to any or all of the Senior Obligations.

            (d) any release, discharge, surrender, exchange, subordination, non-perfection impairment, modification or stay of actions or lien enforcement proceedings against, or loss of any security at any time existing with respect to, the Senior Obligations.

            (e) the modification or amendment of, or waiver of compliance with, any terms of the documents and instruments evidencing, governing or securing the Senior Obligations.

            (f) the insolvency, bankruptcy or disability of Related Person or the filing or commencement of any Insolvency Proceeding involving Related Person or other proceeding with respect thereto.

            (g) any increase or decrease in the amount of the Senior Obligations or in the time, manner or terms in accordance with which the Senior Obligations are to be paid, or any adjustment, indulgence, forbearance, waiver or compromise that may be granted or given with respect to the Senior Obligations.

            (h) any neglect, delay, omission, failure or refusal of Senior Creditor to take or prosecute any action for the collection of the Senior Obligations or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing all or part of the Senior Obligations.

            (i) any release of the proceeds of collateral which may come into the possession of Senior Creditor or its affiliates.

            (j) any judgment, order or decree by any court or governmental agency or authority that a payment or distribution by any Related Person to Senior Creditor upon the Senior Obligations is a preference or fraudulent transfer under applicable bankruptcy or similar laws for the protection of creditors or is for any other reason required to be refunded by Senior Creditor or paid by Senior Creditor to any other Person.

            (k) any modification of, or waiver of compliance with, any terms of this Agreement with respect to any party hereto.

            (l) any neglect, delay, omission, failure or refusal of Senior Creditor to take or prosecute any action against any Person in connection with this Agreement.

            Section 11. Waiver. Each Subordinated Creditor hereby waives promptness, diligence, notice of acceptance, notice of any Default, notice of acceleration of any Senior Obligations, and any other notice with respect to any of the Senior Obligations and this Agreement, and any requirement that Senior Creditor exhaust any other right or take any action against such Subordinated Creditor or any other Person or any collateral.


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

            Section 12.  Subrogation.

            (a) No payment or distribution to Senior Creditor pursuant to the provisions of this Agreement shall entitle any Subordinated Creditor to exercise any rights of subrogation in respect thereof prior to the Termination Date, and until such time no Subordinated Creditor shall have any right of subrogation to Senior Creditor, or any right to receive contribution or reimbursement from any other Subordinated Creditor, on account of this Agreement or any other Loan Document.

            (b) After the Termination Date, and provided that no payments received by Senior Creditor are voidable or must otherwise be returned, each Subordinated Creditor shall be subrogated to the rights of Senior Creditor to receive distributions applicable to Senior Obligations to the extent that distributions otherwise payable to such Subordinated Creditor have been applied to the payment of Senior Obligations owing to Senior Creditor.

            (c) Any distribution made pursuant to this Agreement to Senior Creditor on account of Subordinate Obligations owing by any Related Person to a Subordinated Creditor, shall not, as between such Persons, be considered a payment of such Subordinated Obligations.

            Section 13. Representations and Warranties of the Subordinated Creditors. Each Subordinated Creditor hereby represents and warrants to Senior Creditor that:

            (a) The recitals at the beginning of this Agreement are true and correct in all respects.

            (b) Each Subordinated Creditor is duly organized, validly existing and in good standing under the laws of the state of its organization or formation; and each such Subordinated Creditor has all requisite power and authority to execute, deliver and perform this Agreement.

            (c) The execution, delivery and performance by each Subordinated Creditor of this Agreement do not and will not contravene any law or governmental regulation or any contractual or limited liability company restriction binding on or affecting such Subordinated Creditor.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party, is required for the due execution, delivery and performance by any Subordinated Creditor of this Agreement.

            (e) This Agreement is a legal, valid and binding obligation of each Subordinated Creditor, enforceable against each Subordinated Creditor in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to the enforcement of creditors' rights.

            (f) There is no action, suit or proceeding pending or, to the knowledge of any Subordinated Creditor, threatened against or otherwise affecting such Subordinated Creditor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect such Subordinated Creditor's financial condition or its ability to perform its obligations hereunder.


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

            Section 14. No Oral Change. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Subordinated Creditor and Senior Creditor. No waiver of any provision of this Agreement, and no consent to any departure by any Subordinated Creditor therefrom, shall be effective unless it is in writing and signed by Senior Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 15. Governing Law. This Agreement shall be deemed a contract and instrument made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of such state and the laws of the United States of America, without regard to principles of conflicts of law.

            Section 16. Invalidity of Particular Provisions. If any term or provision of this Agreement shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

            Section 17. Additional Documentation. Upon Senior Creditor's request, each Subordinated Creditor will execute any further instruments and take all other action which, in Senior Creditor's opinion, may be necessary or desirable to carry out more fully the purposes of this Agreement.

            Section 18. Notices. All notices, requests, consents, demands and other communications to Subordinated Creditors or to Senior Creditor which are required or permitted under this Agreement shall be in writing, unless otherwise specifically provided herein, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Subordinated Creditors at the addresses listed on Exhibit A hereto and to Borrower and to Senior Creditor at the address specified pursuant to the Credit Agreement (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail.

            Section 19. Successors and Assigns. No rights or obligations hereunder of any Subordinated Creditor may be assigned or delegated, but this Agreement and such obligations shall pass to and be fully binding upon the successors of each Subordinated Creditor. This Agreement shall apply to and inure to the benefit of Senior Creditor, its successors, and its assigns which are permitted under the Credit Agreement.

            Section 20. Reinstatement. This Agreement shall be reinstated, as though the Termination Date had never occurred, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by Senior Creditor for any reason, including without limitation any Insolvency Proceeding involving any Related Person. If any payment is made on the Subordinated Obligations after the Termination Date, and if any payment of any of the Senior Obligations is rescinded or must otherwise be returned by Senior Creditor, then such payment on the Subordinated Obligations shall be deemed subject to Section 5 above and the Subordinated


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

Creditor that received such payment shall (unless such Subordinated Creditor would have been entitled to receive and retain such payment under Section 3 above, assuming that this Agreement had at all times remained in effect) hold such payment in trust for and immediately deliver it to Senior Creditor for application to all payments of the Senior Obligations which have been rescinded or returned or which must be returned.

            Section 21. Counterparts. This Agreement may be separately executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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
            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                        ING (U.S.) CAPITAL CORPORATION


                                        By:
                                            -----------------------------------
                                            Peter Y. Clinton
                                            Senior Vice President



                                        LIDDELL INVESTMENTS, L.L.C.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        CD HOLDING COMPANY L.L.C.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        LIDDELL HOLDINGS COMPANY , L.L.C.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                        WEXFORD SPECIAL SITUATIONS 1996, L.P.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                    WEXFORD SPECIAL SITUATIONS 1996
                                    INSTITUTIONAL, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    WEXFORD SPECIAL SITUATIONS 1996, LIMITED


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    WEXFORD-EURIS SPECIAL SITUATIONS 1996, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    WEXFORD SPECTRUM INVESTORS L.L.C.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    WEXFORD CAPITAL PARTNERS II, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    WEXFORD OVERSEAS PARTNERS I, L.P.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                       DLB EQUITIES, L.L.C.


                                       By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                            Address:
                                                      -------------------------

                                                      -------------------------

                                                      -------------------------

                                                                       EXHIBIT A

                                  SHAREHOLDERS

NAME                                                              ADDRESS
----                                                              -------
Liddell Investments, L.L.C.                                 6307 Waterford Boulevard
                                                            Suite 100
                                                            Oklahoma City, OK 73118


CD Holding Company L.L.C.                                   411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                            Attn: Arthur Amron


Liddell Holdings Company, L.L.C.                            6307 Waterford Boulevard
                                                            Suite 100
                                                            Oklahoma City, OK 73118


Wexford Special Situations 1996, L.P.                       411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                            Attn: Arthur Amron


Wexford Special Situations 1996 Institutional, L.P.         411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                            Attn: Arthur Amron


Wexford-Euris Special Situations 1996, L.P.                 411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                            Attn: Arthur Amron


Wexford Spectrum Investors L.L.C.                           411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                            Attn: Arthur Amron


Wexford Capital Partners II, L.P.                           411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                            Attn: Arthur Amron


Wexford Overseas Partners I, L.P.                           411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                            Attn: Arthur Amron

                                                                       EXHIBIT B

                                  INDEBTEDNESS


1. All Obligations at any time outstanding or owing pursuant to that certain Shareholder Line of Credit of even date herewith among Borrower, Liddell Investments, L.L.C., CD Holding Company L.L.C., Liddell Holdings Company, L.L.C., Wexford Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P., Wexford Special Situations 1996, Limited, Wexford-Euris Special Situations 1996, L.P., Wexford Spectrum Investors, L.L.C., Wexford Capital Partners II, L.P., and Wexford Overseas Partners I, L.P. in the original principal amount of $3,000,000.

2. All Obligations as of the date hereof outstanding or owing pursuant to that certain Administrative Services Agreement dated as of July 10, 1997 between Borrower and DLB Oil & Gas, Inc., as assigned to DLB Equities, L.L.C., in an amount not to exceed the sum of $1,581,208.94 plus all interest thereon whether accrued before or after the date hereof.